UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2019

Safehold Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38122	81-4253271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01                         Other Events

On July 30, 2019, Safehold Inc. (“SAFE”) entered into an agreement to acquire the existing ground lease at 425 Park Avenue, New York, New York for a total purchase price of approximately $620.0 million.  In connection with this transaction, SAFE entered into a non-binding letter of intent with a sovereign wealth fund to form a joint venture to complete the acquisition. SAFE would own 55% of the venture and act as its manager. SAFE expects the acquisition transaction to close in the third or fourth quarter of 2019, subject to customary closing conditions. The acquisition is not conditioned on the completion of the joint venture. There can be no assurance that the acquisition will occur within the expected timeframe or at all, or that SAFE will complete the joint venture.

A press release announcing the transaction and certain other recent acquisitions by SAFE is filed as an exhibit to this Current Report.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release, dated August 5, 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 5, 2019	SAFEHOLD INC.

	By:	/s/ Jay Sugarman
		Name:	Jay Sugarman
		Title:	Chairman and Chief Executive Officer

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